PRICING SUPPLEMENT NO. 35                                        Rule 424(b)(3)
DATED: March 5, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes           Book Entry Notes
$25,000,000                  [x]                           [x]

Original Issue Date:         Fixed Rate Notes              Certificated Notes
March 10, 1998               [_]                           [_]

Maturity Date:
March 10, 1999

Option to Extend Maturity:   No  [x]

                             Yes [_]   Final Maturity Date:


                                             Optional            Optional
                      Redemption             Repayment           Repayment
Redeemable On         Price(s)               Date(s)             Price(s)
-------------         ----------             ---------           ----------

N/A                   N/A                    N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]         Commercial Paper Rate              Minimum Interest Rate: N/A

[_]         Federal Funds Rate                 Interest Reset Date(s): *

[x]         Treasury Rate                      Interest Reset Period: Monthly

[_]         LIBOR Reuters                      Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                         Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.51%

------------------------------

* Weekly on each Tuesday, or the day following the Treasury auction.

**       6/10/98, 9/10/98, 12/10/98 and 3/10/99.

*** The three-month Treasury rate on March 9, 1998 plus 51 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


                                        2

NYFS04...:\25\22625\0123\2041\AAA3058Y.570